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                              PURCHASE AGREEMENT

                  This PURCHASE AGREEMENT ("the Agreement"), dated as of June
1, 1998 between Jack C. Bendheim (the "Seller"), and Philipp Brothers Chemicals, Inc. (the "Purchaser").

                             W I T N E S S E T H:

                  WHEREAS, Seller is the owner of 100 shares (the "Shares") of common stock, no par value, of Koffolk, Inc., a Delaware corporation (the "Corporation"), representing 100% of the total outstanding common stock of the Corporation; and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, the Shares for a purchase price (the "Purchase Price") equal to the cancellation of certain indebtedness of Seller to Purchaser in the sum of $1,500,000, subject to the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual terms, covenants, and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. Sale and Purchase. On the Closing Date (as defined below), Seller shall sell, assign, transfer, convey and set over to Purchaser, effective as of the date hereof, all Seller's Right, title, and interest in the Shares, and Purchaser shall pay the Purchase Price, in the manner set forth in Paragraph 2 below.

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                  2. The Closing. The closing of the purchase and sale of the
Shares as contemplated by this Agreement (the "Closing Date") which shall occur upon the consummation of the offering by the Purchaser of its 9-7/8% Senior Subordinated Notes due 2008. At such time (a) Seller shall deliver to Purchaser one or more stock certificates representing ownership of the Shares by Seller, duly endorsed in blank for transfer; and (b) Purchaser shall pay the Purchase Price by cancelling the indebtedness of Seller to Purchaser in the sum of $1,500,000 (the "Indebtedness").

                  3. Seller's Representations and Warranties. Seller hereby makes the following representations and warranties to Purchaser as of the date of this Agreement. The representations and warranties contained in this Paragraph 3 shall survive the Closing Date.

                           (a) Seller is the legal and beneficial owner of the
Shares which are fully paid, non-assessable and free and clear of any lien, pledge, option, security interest or other encumbrance of any kind.

                           (b) This Agreement is the legal, valid and binding
obligation of Seller.

                  4. Purchaser's Representations and Warranties. Purchaser hereby makes the following representations and warranties to Seller as of the date of this Agreement. The representations and warranties set forth in this Paragraph 4 shall survive the Closing Date.

                           (a)  Purchaser has made such examination and
inspection of the records, books, agreements and other documents relating to the Corporation as Purchaser has deemed necessary or desirable in connection with entering into this Agreement, and Purchaser is relying on no representations of Seller or any other person in entering into this Agreement except those representations of Seller contained in Paragraph 3 above.

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                           (b)  This Agreement is the legal, valid and binding
obligation of Purchaser.

                           (c)  Purchaser is the owner of the Indebtedness,
free and clear of any encumbrance thereon, and Purchaser has the unrestricted right to cancel same in consideration for the purchase of the Shares.

                  5.       Miscellaneous.

                           (a)  This Agreement constitutes the entire agreement
between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and negotiations between the parties with respect to the subject matter hereof.

                           (b)  If any provision of this Agreement shall be
held invalid or unenforceable, then the remainder of this Agreement shall not be affected. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                           (c)  This Agreement shall be governed by, and
construed in accordance with, the laws of the State of New York.

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                           (d)  In the event of a dispute involving this
Agreement or any other instrument executed in connection herewith, the parties hereto irrevocably agree that venue for such dispute shall lie in any court or competent jurisdiction in the County and State of New York.

                           (e)  The obligations of this Agreement shall bind
and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first set forth above.


                                            /s/ Jack Bendheim
                                            -----------------
                                            Jack C. Bendheim, Seller


                                            PHILIPP BROTHERS CHEMICALS, INC.

                                            By:/s/ Nathan Bistricer
                                               --------------------
                                               Name:  Nathan Z. Bistricer
                                               Title: Vice President
                                                                     Purchaser

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